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                                                                    Exhibit 4.29

                         CONTROL DELIVERY SYSTEMS, INC.
                               2001 INCENTIVE PLAN

                        Restricted Stock Award Agreement

     The undersigned employee ("Employee") has been granted an award (the "Award") of restricted stock from Control Delivery Systems, Inc. (the "Company") under the 2001 Incentive Plan (the "Plan"), subject to the terms set forth below and in the Plan, a copy of which as currently in effect has been delivered to Employee. In consideration of the grant of the Award, the Employee agrees with the Company as follows:

1. Effective Date. This Agreement shall take effect as of the date of grant of the Award, as indicated on the signature page hereof.

2. Shares Subject to Award. The Award consists of the number of shares set forth on the signature page hereof (the "Shares") of common stock of the Company ("Stock"). Employee's rights to the Shares are subject to the restrictions described in this Agreement and the Plan in addition to such other restrictions, if any, as may be imposed by law.

3. Meaning of Certain Terms. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term "vest" as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

4. Nontransferability of Shares. The Shares cannot be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until they have vested, and then only as provided below and in the Plan.

5. Forfeiture Risk. If Employee ceases to be employed by the Company and its subsidiaries for any reason, including death, any then outstanding and unvested Shares shall be automatically and immediately forfeited. Employee hereby (i) appoints the Company as the attorney-in-fact of Employee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

6. Vesting of Shares. The Shares shall vest in accordance with the provisions of this Paragraph 6 and applicable provisions of the Plan (if not earlier in accordance with the Plan, including Section 6 of the Plan), as follows:

     100% of the Shares will vest on the earlier to occur of:

          -    October 7, 2005; or

          -    a Liquidity Event Date (as defined below).


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     Notwithstanding the foregoing, in the event that a Liquidity Event Date that relates to an initial public offering occurs on or before October 7, 2005, 100% of the Shares shall vest on that date which is the six-month anniversary of the closing of the initial public offering.

     Any securities of the Company or any other entity, and any cash and other consideration, into which the Shares are converted or for which they are exchanged, by reason of a merger, consolidation, sale of assets, reorganization or other transaction, shall vest (by their terms or through the use of an escrow, a commitment to deliver in the future or such other device as is determined by the administrator of the Plan) on the same terms as the Shares from which they were converted or for which they were exchanged.

     A "Liquidity Event" means any public offering, merger, consolidation, sale of assets, reorganization or other transaction in or as a result of which the Stock of the Company (or the stock or other securities into or for which such Stock is converted or exchanged) are or become registered under the Securities Exchange Act of 1934 or are converted into or exchanged for cash. "Liquidity Event Date" shall mean the date of the closing of a Liquidity Event.

     Notwithstanding the foregoing, no Shares shall vest on any vesting date specified above unless Employee is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries.

7. Legend. Any certificates representing unvested Shares shall bear a legend substantially in the following form:

     THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF AN INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CONTROL DELIVERY SYSTEMS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF CONTROL DELIVERY SYSTEMS, INC.

     As soon as practicable following the vesting of any such Shares, the Company shall cause a certificate or certificates covering such Shares to be issued and delivered to Employee, containing a legend substantially in the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

8. Dividends, etc. Employee shall be entitled to (i) receive regular cash dividends, if any, paid with respect to those Shares of which Employee is the record owner on the record date for


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such dividend, and (ii) vote any Shares of which Employee is the record owner on the record date for such vote. Any dividends and distributions (other than any regular cash dividends) distributed with respect to any Shares or any securities of the Company or any other entity into which the Shares are converted or for which they are exchanged (the "associated share"), including without limitation a distribution of stock by reason of a stock dividend, stock split or otherwise with respect to an associated share, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be forfeited if and when the associated share is so forfeited. The administrator of the Plan may require that any cash distribution with respect to the Shares other than a regular cash dividend be placed in escrow or otherwise made subject to such restrictions as the administrator of the Plan deems appropriate. References in this Agreement to the Shares shall refer, with the necessary changes having been made, to any such restricted amounts.

9. Restriction on Transfer of Vested Shares.

     a. Employee shall not sell, assign, transfer, pledge, hypothecate, give or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares once they have vested ("Vested Shares"), or any interest therein, unless such transfer shall be made in compliance with the provisions of this Section 9 and the provisions of Sections 10 and 11 of this Agreement.

     b. Notwithstanding Section 10 hereof, Employee shall not transfer any Vested Shares unless either (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Vested Shares shall have become, and continues to be, effective, or (ii) the Company receives an opinion of counsel reasonably satisfactory to it that registration of such Vested Shares is not required under the Act.

10. Right of First Refusal on Dispositions of Vested Shares.

     a. Receipt of Third-Party Offer. If at any time Employee desires to sell for cash, cash equivalents or any other form of consideration (including a promissory note) Vested Shares pursuant to an offer or proposed offer from a third party (the "Proposed Transferee"), Employee shall submit a written offer (the "Offer") to sell such Vested Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which Employee proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Vested Shares owned by Employee, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

     b. Company Notice of Intent to Purchase. If the Company desires to purchase all or any portion of the Offered Shares, the Company shall give to Employee written notice of the number of Offered Shares to be purchased by it within 30 days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid,


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legally binding and enforceable agreement for the sale and purchase of the
Offered Shares. Sale of the Offered Shares to the Company pursuant to this
Section 10 shall be made at the offices of the Company on the 45th day following the date of the Offer (or, if such day is not a business day, then on the next succeeding business day). Such sale shall be effected by Employee's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by the Company, duly endorsed for transfer to the Company, against payment to Employee of the purchase price therefor by the Company by a certified or cashier's check.

     c. Sale to Third Party. If, within 30 days of its receipt of notice of the Offer, the Company fails to deliver written notice to Employee of its intention to purchase all of the Offered Shares (the Offered Shares which the Company does not elect to purchase being referred to as the "Refused Shares"), the Refused Shares not so purchased may be sold by Employee at any time within 90 days after the date of the Offer, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Refused Shares are not sold within such 90 day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 10. If the Refused Shares are sold pursuant to this
Section 10 to any purchaser who is not a party to an agreement with the Company containing restrictions on the transfer of the Vested Shares to the same extent as those contained herein, the Company, may at its option, require the purchaser to execute and deliver an agreement containing restrictions on the transfer of Vested Shares the same as those set forth in this Agreement.

     d. Permitted Transfers. Employee shall have the right to make Permitted Transfers (as defined below) of Employee's Vested Shares and the provisions of subsections (a), (b) and (c) above shall not apply to any such Permitted Transfer by Employee. For purposes of this Agreement, "Permitted Transfer" shall mean any transfer by Employee during his or her lifetime of all or any portion of the Vested Shares (i) to the Company; or (ii) to any parent, spouse, child, grandchild, brother, sister or the spouse of a child, grandchild, brother or sister (a "Member of the Immediate Family") of Employee, to a trust created for the benefit of a Member of the Immediate Family of Employee or to a custodian of a property of one or more such persons, or to a limited partnership or limited liability company all partners or members of which are Members of the Immediate Family of Employee, any of such transfers to include transfers by will or the laws of descent and distribution; provided, however, that, it shall be a condition of each such transfer, that (x) the transferee agrees to be bound by the terms of this Agreement, including without limitation Sections 10, 11 and 13, as though no such transfer had taken place, and that (y) Employee has complied with all applicable laws in connection with such transfer.


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11. Right of Repurchase of Vested Shares.

     a. Termination of Employment Relationship. If Employee's employment or other service relationship with the Company terminates, voluntarily or involuntarily, for any reason, the Company shall have the right to purchase, and Employee (or Employee's legal representative or transferee(s) pursuant to Section 10(d) of this Agreement) shall, at the election of the Company, be obligated to sell, all or any part of Employee's Vested Shares at the purchase price and on the terms provided in this Section 11 (the "Repurchase Right").

     b. Exercise of Repurchase Right. The Company may exercise the Repurchase Right by giving to Employee (or Employee's legal representative or transferee(s) pursuant to Section 10(d) of this Agreement), within 30 days of the date on which Employee's employment or other service relationship with the Company terminates (the "Termination Date"), written notice of (i) the number of Vested Shares to be purchased by it, and (ii) the purchase price, as determined in a manner provided below, to be paid for such Vested Shares. Such communication shall be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Vested Shares.

     The purchase price of Vested Shares purchased by the Company pursuant to this Section 11 shall be the fair market value of such Vested Shares on the Termination Date, as conclusively determined by the Board of Directors of the Company after taking into consideration such factors as it deems appropriate.

     Sale of the Vested Shares to the Company pursuant to this Section 11 shall be made at the offices of the Company on the 45th day following the Termination Date (or, if such day is not a business day, then on the next succeeding business day) or such earlier business day of which the Company shall notify Employee (or Employee's legal representative or transferee(s) pursuant to Section 10(d) of this Agreement). Such sale shall be effected by the delivery to the Company of a certificate or certificates evidencing the Vested Shares to be purchased by the Company, duly endorsed for transfer to the Company, against payment to Employee (or Employee's legal representative or transferee(s) pursuant to Section 10(d) of this Agreement) of the purchase price therefor by the Company by a certified or cashier's check.

12. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

13. Initial Public Offering. Upon the closing of the first underwritten public offering by the Company under the Act of its Stock for its own account for cash:
(a) Sections 9(a), 10 and 11 of this Agreement shall terminate except as to Offers accepted and Repurchase Rights exercised by the Company prior to such date; (b) without the prior written approval of the Company, Employee agrees not to, directly or indirectly, make or cause any offering, sale, short sale, hypothecation, pledge or other disposition of any Vested Shares until the date 180 days after the effective date of the registration statement filed with the Securities and Exchange Commission pursuant to the Act by the Company in connection with such offering (the "Holdback Period"); and (c) Employee shall, if so requested by the Company, sign an agreement with the


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underwriters of the offering containing such terms and provisions requested by such underwriters substantially similar to those contained in this Section 13. The Company may impose stop-transfer instructions with respect to the Shares or other securities subject to the foregoing restrictions until the end of the Holdback Period.

14. Termination of Restrictions on Transfer. The restrictions on the transfer of Vested Shares contained in Sections 11 through 13 of this Agreement, and the obligations of Employee and the Company set forth therein, except as to Offers accepted and Repurchase Rights exercised by the Company prior to a Change in Control, shall terminate upon a Change in Control, as defined below. The transfer of the Shares pursuant to a Change in Control shall not be subject to the provisions of Sections 9(a) and 10 of this Agreement.

     For purposes of this Section 14, Change in Control shall mean:

     (i) the acquisition by any Person or group of the ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 50% of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company), (B) any acquisition by the Company, or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; or

     (ii) a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") of the Company, unless securities representing more than 50% of the then outstanding securities entitled to vote generally in the election of directors of the Company or the corporation resulting from or surviving such Corporate Transaction (or the ultimate parent of the Company or such corporation after such Corporate Transaction) are beneficially owned subsequent to such Corporate Transaction by the Person or Persons who were the beneficial owners of the outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

     (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

     (iv) the dissolution or liquidation of the Company.

     For purposes of this definition, securities entitled to vote generally in the election of directors that are issuable upon exercise of an exercise, conversion or exchange privilege shall be deemed to be outstanding. In addition, for purposes of this definition the following terms have the meanings set forth below:

     A Person will be deemed to be the "owner" of any securities of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.


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     "Person" has the meaning used in Section 13(d) of the Exchange Act, except that "Person" does not include the Company or a wholly owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or of a wholly owned subsidiary.

15. Certain Tax Matters. Employee expressly acknowledges the following:

     a. Employee has been advised to confer promptly with a professional tax advisor to consider whether Employee should make a so-called "83(b) election" with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this Award. The Company has made no recommendation to Employee with respect to the advisability of making such an election.

     b. The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to "wages" subject to withholding. Employee expressly acknowledges and agrees that Employee's rights hereunder are subject to Employee's promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the administrator of the Plan so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

16. No Employment Rights. Nothing in the Plan, the Award or this Agreement confers upon the Employee any right to continued employment or interferes with the right of the Company to terminate Employee's employment at any time.

17. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, excluding its choice of law provisions.

18. Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if Employee fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of Employee's obligations hereunder and to obtain immediate injunctive relief without the requirement of posting a bond. Employee shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

20. Amendments. Except as provided below, the Board may at any time or times amend the Plan or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. Sections 9 through 11 of this Agreement, containing restrictions on the transfer of Shares, may be amended or modified only by a written instrument executed by both the Company and Employee. No termination or amendment of the Plan or amendment of this Agreement shall,


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without Employee's consent, adversely affect Employee's rights under the Plan or this Agreement.

21. Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to 400 Pleasant Street, Watertown, MA 02472, attention: Chief Financial Officer, and if to Employee, to the address shown beneath his or her respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 21.

22. Merger Provision. This Agreement, including the Plan which is incorporated herein by reference in its entirety, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof.

23. Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Company.

24. Definition. As used in this Agreement, the term "Company" shall include any subsidiary or parent of the Company as defined in Sections 424(e) and (f) of the Code.

25. Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the Plan shall control.

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Name of Employee: Paul Ashton

Number of Shares of Restricted Stock granted: 20,000

Date of Grant: August 16, 2004

The foregoing Restricted Stock Award is hereby accepted and in consideration of the grant of such Award, the undersigned Employee hereby agrees with Control Delivery Systems, Inc. that the undersigned will be bound by the foregoing Restricted Stock Award Agreement:


/s/ Paul Ashton
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(Signature of Employee)

Dated: ___________, 2004